Exhibit 10.6

INVESTOR RIGHTS AGREEMENT

This INVESTOR RIGHTS AGREEMENT (this “Agreement”) is entered into as of December 30, 2005, by and among (i) China Media Networks International, Inc., a Nevada corporation (the “Company”); (ii) Patricia Jenkins, an individual, John Hallal, an individual, Brian Lesperance, an individual, and Robert Coffill, an individual (individually, a “Founder” and collectively, the “Founders”), solely as to Section 5 below; (iii) Vicis Capital Master Fund, Midtown Partners & Co., LLC (“Midtown”) and Nite Capital L.P. (collectively, the “Series A Investors”); (iv) Thunderbird Global Corporation (“Thunderbird”); and (v) The Mayflower Group (“Mayflower”).

RECITALS

A. As contemplated by the Interim Agreement, dated November 15, 2005, among OrthoSupply Management, Inc., a Delaware corporation (“OrthoSupply”), the Founders and the Series A Investors (the “Interim Agreement”), OrthoSupply has as of the date hereof completed a reverse triangular merger pursuant to which CMNW Acquisition Corporation, a Nevada corporation and a wholly-owed subsidiary of the Company, merged with and into OrthoSupply with OrthoSupply being the surviving entity (the “Reverse Merger”). Among other matters, upon completion of the Reverse Merger, (a) the Series A Investors received shares of Series A Preferred Stock, Series A-1 Warrants and Series B-1 Warrants issued by the Company, in exchange for the shares of Series A Preferred Stock, Series A-1 Warrants and Series B-1 Warrants issued by OrthoSupply and previously held by the Series A Investors, (b) Thunderbird received 600,000 shares of Common Stock (the “Thunderbird Shares”) and a warrant to purchase an additional 600,000 shares of Common Stock (the “Thunderbird Warrant”), (c) Midtown received 680,000 shares of Common Stock (the “Midtown Reverse Merger Shares”), and (d) Mayflower received 680,000 shares of Common Stock (the “Mayflower Shares”).

B. In accordance with the Interim Agreement, the parties hereto (other than Thunderbird and Mayflower) agreed to enter into and be bound by the terms of this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and for good and other valuable consideration hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions. For purposes of this Agreement:

“Affiliate” means with respect to any individual, corporation, partnership, association, trust, or any other entity (in each case, a “Person”), any Person that, directly or indirectly, Controls, is Controlled by, or is under common Control with, such Person, including without limitation, any general partner, executive officer, or director of such Person or any holder of ten percent or more of the outstanding equity or voting power of such Person.

“Articles of Incorporation” means the Articles of Incorporation of the Company as amended and in effect from time to time, including, without limitation, as amended by that certain Statement of Designations, Preferences, Privileges, and Relative, Optional, and Other Special Rights of Series A Convertible Preferred Stock.

“Common Stock” means shares of the Company’s common stock, par value $0.001 per share.

“Control” means the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by agreement or otherwise).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Securities” means (i) shares of Common Stock issued or deemed issued to employees or directors of, or consultants to, the Company or any of its Subsidiaries pursuant to a plan, agreement, or arrangement approved by the Board of Directors of the Company; provided that, at the time of any such issuance under clause (i) above, the aggregate of such issuances under clause (i) in the then preceding 12 month period shall not exceed 3,000,000 shares of Common Stock of the Company (subject to equitable adjustment in the event a stock dividend, stock split, combination, reclassification, or other similar event affecting the Common Stock); provided, further that, the aggregate issuance after the date of this Agreement shall not, in any event, exceed 5,580,000 (subject to equitable adjustment in the event a stock dividend, stock split, combination, reclassification, or other similar event affecting the Common Stock); (ii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities outstanding on the date hereof; (iii) shares of Common Stock issued in connection with any stock split or stock dividend of the Company; (iv) the issuance of shares of Common Stock of the Company in connection with a bona fide joint venture or business acquisition of or by the Company approved by the Board of Directors, whether by merger, consolidation, sale of assets, sale or exchange of stock, or otherwise; provided that, at the time of any such issuance under clause (iv) above, the aggregate of such issuances under clause (iv) in the preceding 12 month period shall not exceed 10% of the then outstanding Common Stock of the Company (assuming full conversion and exercise of all convertible and exercisable securities); (v) the issuance of Series A Preferred Stock, Series A-1 Warrants or Series B-1 Warrants in connection with the Reverse Merger; (vi) the issuance of new broker warrants to Midtown in connection with the Reverse Merger; (vii) the issuance of the Midtown Reverse Merger Shares to Midtown in connection with the Reverse Merger; (viii) the issuance of the Thunderbird Shares to Thunderbird in connection with the Reverse Merger; (ix) the issuance of the Thunderbird Warrant to Thunderbird in connection with the Reverse Merger; (x) the issuance of the Mayflower Shares to Mayflower in connection with the Reverse Merger; (xi) the issuance of shares of Common Stock upon conversion or exercise of the Series A Preferred Stock, the Series A-1 Warrants, the Series B-1 Warrants and the Thunderbird Warrant; and (xii) the issuance of penalty warrants, if any, pursuant to Section 2.1 below, or the issuance of shares of Common Stock upon the exercise of such penalty warrants.

“GAAP” means generally accepted accounting principles.

“Holder” means any Series A Investor or other stockholder of the Company owning or having the right to acquire Registerable Securities or any assignee thereof.

“Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a person referred to herein.

“Indebtedness” means, as applied to any Person, all obligations, contingent and otherwise, that in accordance with GAAP should be classified upon such Person’s balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether so classified: (a) all debt and similar monetary obligations, whether direct or indirect, (b) all liabilities secured by any mortgage, pledge, security interest, Lien, charge, or other encumbrance existing on property owned or acquired subject thereto, irrespective of whether the liability secured thereby shall have been assumed, (c) all guarantees, endorsements, and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and (d) the obligation to reimburse the issuer in respect of any letter of credit.

“New Securities” means equity securities of the Company, whether now authorized or not, or rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for such equity securities; provided, however, New Securities shall not include the Exempt Securities.

“Preferred Stock” means shares of the Company’s Preferred Stock.

“register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

“Registerable Securities then outstanding” means the number of shares determined by adding the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registerable Securities.

“SEC” means the Securities and Exchange Commission.

“SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

“SEC Rule 144(e)” means Rule 144(e) promulgated by the SEC under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series A Preferred Stock” means shares of the Company’s Series A Convertible Preferred Stock issued in connection with the Reverse Merger.

“Series A-1 Warrants” means the “Series A-1 Warrants” issued by the Company in connection with the Reverse Merger.

“Series B-1 Warrants” means the “Series B-1 Warrants” issued by the Company in connection with the Reverse Merger.

“Shares” means shares of capital stock of the Company at any time outstanding, including shares of Preferred Stock and shares of Common Stock issued or issuable upon exercise or conversion, as applicable, of stock options, warrants, or other convertible securities of the Company, in each case, now owned or subsequently acquired by any Stockholder, or such Stockholder’s successors or assigns.

“Stockholders” means, collectively, the Founders, the Series A Investors, Thunderbird and Mayflower.

“Subsidiary” means any entity of which securities or other ownership interests having voting power to elect a majority of the board of directors or other Persons performing similar functions or otherwise granting the holder Control are directly or indirectly beneficially owned by the Company, including without limitation, OrthoSupply.

2. Registration Rights. The Company covenants and agrees as follows:

2.1 Registration Rights Upon Completion of Reverse Merger; Additional Warrants.

(a) The Company hereby agrees to file, at its sole cost and expense, a registration statement on Form SB-2 (or an alternative available form if the Company is not eligible to file a Form SB-2) (the “Registration Statement”) with the SEC no later than sixty (60) days after the date of this Agreement, registering the following securities issued by the Company: (i) all shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock; (ii) all shares of Common Stock issued or issuable upon exercise of the Series A-1 Warrants; (iii) all shares of Common Stock issued or issuable upon exercise of the Series B-1 Warrants; (iv) the Thunderbird Shares; (v) the Midtown Reverse Merger Shares; (vi) all shares of Common Stock issued or issuable upon exercise of the Thunderbird Warrant; (vii) the Mayflower Shares; (viii) all shares of Common Stock issued or issuable pursuant to Section 4.1 or 4.2 below; and (ix) all shares of Common Stock issued or issuable upon exercise of penalty warrants, if any, issued pursuant to Section 2.1(b) or 2.1(c) below (all of the foregoing collectively, the “Registerable Securities”). The Company hereby agrees to use its best efforts to have the Registration Statement declared effective by the SEC within one hundred fifty (150) days after the date of this Agreement; provided, however, if the Company receives a full review by the SEC, then the registration effective date may be extended by an additional thirty (30) days without penalties accruing pursuant to Section 2.1(c) below.

(b) If the Company does not file the Registration Statement within sixty (60) days after the date of this Agreement (the “Filing Deadline”), then, in lieu of monetary damages or specific performance, the Company shall immediately issue to each Series A Investor an additional Series A-1 Warrant exercisable for the number of shares of Common Stock equal to 1.5% of the sum of (i) the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock held by each such Series A Investor, and (ii) the number of shares of Common Stock issuable upon exercise of the Series A-1 Warrants held by each such Series A Investor. In addition, for each subsequent thirty (30) day period after the Filing Deadline that the Registration Statement is not filed, then, in lieu of monetary damages or specific performance, the Company shall issue to each Series A Investor an additional Series A-1 Warrant exercisable for the number of shares of Common Stock equal to 1.5% of the sum of (i) the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock held by each such Series A Investor, and (ii) the number of shares of Common Stock issuable upon exercise of the Series A-1 Warrants held by each such Series A Investor; provided, however, in no event shall the aggregate number of shares of Common Stock issuable upon exercise of the Series A-1 Warrants issued pursuant to this Section 2.1(b) exceed nine percent (9.0%) of the total number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock and upon exercise of the Series A-1 Warrants originally issued as of the date of this Agreement in connection with the Reverse Merger.

The penalty warrants issuable under this subparagraph (b) shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination, reclassification, or other similar event affecting the common shares issuable upon conversion of the Series A Preferred Stock and exercise of the Series A-1 Warrants.

(c) If the Company’s Registration Statement is not declared effective by the SEC within one hundred fifty (150) days after the date of this Agreement (or one hundred eighty (180) days if extended, as provided in Section 2.1(a) above) (in any such case, the “Effective Date Deadline”), then, in lieu of monetary damages or specific performance, the Company shall immediately issue to the each Series A Investor an additional Series A-1 Warrant exercisable for the number of shares of Common Stock equal to 1.5% of the sum of (i) the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock into Common Stock held by each such Series A Investor, and (ii) the number of shares of Common Stock issuable upon exercise of the Series A-1 Warrants held by each such Series A Investor. In addition, for each subsequent thirty (30) day period after the Effective Date Deadline that the Registration Statement is not declared effective by the SEC, then, in lieu of monetary damages or specific performance, the Company shall issue to each Series A Investor an additional Series A-1 Warrant exercisable for the number of shares of Common Stock equal to 1.5% of the sum of (i) the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock held by each such Series A Investor, and (ii) the number of shares of Common Stock issuable upon exercise of the Series A-1 Warrants held by each such Series A Investor; provided, however, in no event shall the aggregate number of shares of Common Stock issuable upon exercise of the Series A-1 Warrants issued pursuant to this Section 2.1(c) exceed nine percent (9.0%) of the total number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock and upon exercise of the Series A-1 Warrants originally issued as of the date of this Agreement in connection with the Reverse Merger. Issuance under this subparagraph (c) are in addition to any issuance that may occur under subparagraph (b) above.

The penalty warrants issuable under this subparagraph (c) shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination, reclassification, or other similar event affecting the common shares issuable upon conversion of the Series A Preferred Stock and exercise of the Series A-1 Warrants. The penalty warrants issuable under subparagraph (b) above and under this subparagraph (c) shall be the sole and exclusive remedy for failure to file the Registration Statement or to have the Registration Statement declared effective.

2.2 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registerable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registerable Securities and use its best efforts to cause such registration statement to become effective, and keep such registration statement effective until all Holders of Registerable Securities can sell such Registerable Securities without restriction within a 180 day period;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(c) furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request to facilitate the disposition of Registerable Securities owned by them; and

(d) use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

2.3 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registerable Securities of a Holder that such Holder shall furnish to the Company such information regarding itself, the Registerable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registerable Securities.

2.4 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.5 Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) furnish to any Holder, so long as the Holder owns any Registerable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

2.6 Assignment of Registration Rights. The rights to cause the Company to register Registerable Securities pursuant to this Section 2 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities, provided that: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement.

2.7 No Trading in Common Stock until Certificate Received. Each Holder hereby agrees that, unless the Holder has taken possession of the stock certificate for Common Stock, it or its Affiliates will not (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or indirectly dispose of Common Stock not yet received, or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership for Common Stock not yet received.

3. Restrictive Covenants. At any time when a minimum of $1,000,000 of the Stated Value as defined in the Articles of Incorporation of the shares of Series A Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Company is required by law, without the written consent or affirmative vote of the holders of fifty percent (50%) of the then-outstanding shares of Series A Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) as a separate class from the Common Stock, the Company or its Affiliates shall not:

(a) either directly or by amendment, merger, consolidation or otherwise issue any New Securities unless the same rank junior to the Series A Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding-up of the Company and with respect to the payment of dividends and redemption rights, if applicable;

(b) make, or permit any subsidiary to make, any loan or advance to any person, including, without limitation, any employee or director of the Company, or incur any indebtedness or obligation, except trade payables incurred in the ordinary course or a debt facility used to finance delivery of product or the creation of accounts receivables (the “Permitted Debt”); provided, however, such Permitted Debt, in no event, shall exceed $3,000,000 in the aggregate;

(c) guarantee, directly or indirectly, or permit any subsidiary to guarantee, directly or indirectly, any indebtedness except for indebtedness permitted in Section 3(b) above;

(d) directly or indirectly, declare, order, pay, make, or set apart any sum for any distribution or dividend payment, unless all accrued dividends on the Series A Preferred Stock have been paid;

(e) enter into or be a party to (or permit any subsidiary to do any of the foregoing) any transaction with any director, officer, or employee of the Company or any Affiliate of any such person, except for transactions contemplated by this Agreement and the [Subscription Documents];

(f) change the principal business of the Company or, enter new lines of business, or exit the current line of business; provided, this provision does not prohibit the Company from entering into a new line of business within the medical supply industry;

(g) enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) or convey, sell, lease, transfer, or otherwise dispose of, in one transaction or a series of related transactions, any significant assets, directly or through the sale of capital stock, whether now owned or hereafter acquired, or agree to or effect any asset acquisition or stock acquisition.

4. Right of First Offer; Most Favored Nations Exchange.

4.1 Right of First Refusal. Subject to the terms and conditions specified in this Section 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities on or prior to November 15, 2006, other than securities issued in connection with a Qualified Financing, as defined in the Articles of Incorporation, or issued in connection with any other transaction subject to Section 4.2 below, the Company shall first make an offering of such New Securities to each Series A Investor in accordance with the following provisions of this Section 4.1. A Series A Investor shall be entitled to apportion the right of first offer hereby granted to it among itself and its partners, members, and Affiliates in such proportions as it deems appropriate subject to any applicable securities laws limitations and subject to such Persons who acquire New Securities becoming a party to this Agreement.

(a) The Company shall deliver a notice in accordance with the provisions of Section 6.5 hereof (the “Offer Notice”) to each of the Series A Investors stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b) By written notification received by the Company, within 10 calendar days after mailing of the Offer Notice, each of the Series A Investors may elect to purchase or obtain, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities that equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Series A Preferred Stock (and any other securities convertible into, or otherwise exercisable or exchangeable for, shares of Common Stock) then held, by such Series A Investor bears to the total number of shares of Common Stock of the Company issued and held, or issuable upon conversion of the Series A Preferred Stock then held, by all the Series A Investors. The Company promptly shall inform in writing each Series A Investor that elects to purchase all the shares available to it (each, a “Fully-Exercising Investor”) of any other Series A Investor’s failure to do likewise. During the 10 day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to obtain that portion of the New Securities for which Series A Investors were entitled to subscribe but for which the Series A Investors did not subscribe that is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of Series A Preferred Stock then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of the Series A Preferred Stock then held, by all Fully-Exercising Investors who wish to purchase such unsubscribed shares.

(c) If all New Securities referred to in the Offer Notice are not elected to be purchased or obtained as provided in Section 4.1(b) hereof, the Company may, during the 60 day period following the expiration of the period provided in Section 4.1(b) hereof, offer the remaining unsubscribed portion of such New Securities (collectively, the “Refused Securities”) to any Person(s) at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within 30 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Series A Investors in accordance with this Section 4.1.

4.2 Most Favored Nations Exchange. Subject to the terms and conditions specified in this Section 4.2 and applicable securities laws, if the Company offers or sells any New Securities (including securities issued in connection with a Qualified Financing as defined in the Articles of Incorporation) within twelve (12) months after the Initial Closing, each Series A Investor may exchange any remaining Series A Preferred Stock at their Stated Value, plus accrued and unpaid dividends, for the New Securities at a twenty-five percent (25%) discount to the purchase price paid for such New Securities by non-Series A Investors. By way of illustration, if (a) a Series A Investor’s Series A Preferred Stock has a Stated Value of $100,000 and accrued and unpaid dividends of $5,000, (b) the New Security being offered by the Company is Series B Convertible Preferred Stock, and (c) such Series B Convertible Preferred Stock is being offered at a price of $1.00 per share, then the Series A Investor may exchange his or its Series A Preferred Stock for 140,000 shares of Series B Preferred Stock. Further, if the New Securities offered by the Company are securities that are convertible or exchangeable into Common Stock, then, notwithstanding the terms and conditions of such New Securities, the conversion price set forth in the New Securities received by a Series A Investor upon exchange of the Series A Preferred Stock shall provide for conversion into Common Stock at a price equal to the lesser of (y) the conversion price set forth in the New Securities, or (z) a forty percent (40%) discount to the Market Price for the first ten (10) Trading Days after the Listing Date (as such terms are defined in the Amended and Restated Certificate of Incorporation of OrthoSupply Management, Inc.). For example, if the New Securities convert into Common Stock at a price equal to Fifty Cents ($.50) per share, then the security received by the Series A Preferred shareholder shall convert into Common Stock at a price equal to the lesser of (a) Fifty Cents ($.50) per share, or (b) a forty percent (40%) discount to the Market Price for the first ten (10) Trading Days after the Listing Date. The Company shall deliver an Offer Notice in accordance with the provisions of Section 4.1 hereof. Each Series A Investor shall have twenty (20) days from the date of receipt of the Offer Notice to elect to exchange the Series A Preferred Stock for the New Securities under this Section 4.2.

5. “Market Stand-Off Agreement”; Transfer Restrictions. Each Founder hereby agrees that it will not, without the prior written consent of the holders of a majority of the Registrable Securities then outstanding, until November 15, 2006 (the “Market Stand-Off Period”) (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for Shares held immediately prior to the effectiveness of any registration statement for such offering, or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Shares, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of the Shares or other securities, in cash or otherwise. To enforce the foregoing covenant, the Holders are express and intended third party beneficiaries of this Section 5 and shall be entitled to enforce the provisions of this Section 5 for their benefit.

6. Miscellaneous.

6.1 Transfers, Successors, and Assigns; Joinder. The terms and conditions of this

Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.2 Governing Law. This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to its principles of conflicts of laws.

6.3 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document, and all counterparts shall be construed together and shall constitute one instrument. This Agreement may be executed by any party by delivery of a facsimile signature, which signature shall have the same force as an original signature. A facsimile or photocopied signature shall be deemed to be the functional equivalent of an original for all purposes.

6.4 Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

6.5 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth in the books and records of the Company. All notices to the Company shall be sent to:

OrthoSupply Management, Inc.

Attn: Brian Lesperance

237 Cedar Hill Street

Suite 4

Marlboro, MA 01752

6.6 Costs of Enforcement. If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys’ fees.

6.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company. The Company shall give prompt written notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination or waiver. Any amendment, termination, or waiver effected in accordance with this Section 6.7 shall be binding on all parties hereto, even if they do not execute such consent. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition, or provision.

6.8 Severability. The invalidity of unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6.9 Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

6.10 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Company’s Series A Preferred Stock after the date of this Agreement, any purchaser of such shares shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter, shall be deemed a “Series A Investor” for all purposes hereunder.

6.11 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.

COMPANY:

CHINA MEDIA NETWORKS INTERNATIONAL, INC.

By:	/s/ Brian Lesperance
Name:	Brian Lesperance
Title:	President

FOUNDERS:

/s/ John Hallal
John Hallal, an individual

/s/ Brian Lesperance
Brian Lesperance, an individual

/s/ Patricia Jenkins
Patricia Jenkins, an individual

/s/ Robert Coffill
Robert Coffill, an individual

[Signatures continue on Next Page]

[Signature page to Investor Rights Agreement]

SERIES A INVESTORS:

VICIS CAPITAL MASTER FUND, by VICIS CAPITAL, LLC

By:	[Illegible] Stateny
Name:	[Illegible] Stateny
Title:	[Illegible] of the Board of Managers

MIDTOWN PARTNERS & CO., INC.

By:	/s/ Bruce Jordan
Name:	Bruce Jordan
Title:	President

NITE CAPITAL L.P.

By:	/s/ Keith A. Goodman
Name:	Keith A. Goodman
Title:	Manager of the General Partner

THUNDERBIRD:

THUNDERBIRD GLOBAL CORPORATION

By:	/s/ Mark Baum
Name:	Mark Baum
Title:	Special Power of Attorney

MAYFLOWER:

THE MAYFLOWER GROUP

By:	/s/ Marshall Sterman
Name:	Marshall Sterman
Title:	President